UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2022

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	ARMP	NYSE American

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2022, Armata Pharmaceuticals, Inc. (NYSE: ARMP), a Washington corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Innoviva Strategic Opportunities LLC (“Innoviva”), a wholly-owned subsidiary of Innoviva, Inc. (Nasdaq: INVA) , pursuant to which the Company agreed to issue and sell to Innoviva, in a private placement, up to 9,000,000 newly issued shares of common stock, par value $0.01 per share (“common stock”), of the Company (the “Shares”) and warrants (the “Common Warrants”) to purchase up to 4,500,000 shares of common stock, with an exercise price per share of $5.00 (the “Private Placement”). Each Share is sold together with one-half Common Warrant, and the per-unit purchase price is $5.00.

The Private Placement is expected to occur in two tranches.

On February 9, 2022 and concurrently with entering into the Securities Purchase Agreement, the Company completed the first tranche (the “First Closing”) of the Private Placement. At the First Closing, Innoviva purchased 3,614,792 Shares and Common Warrants to purchase 1,807,396 shares of common stock, in compliance with any and all applicable laws and without the requirement for the prior receipt of the stockholders’ approval under the listing requirements of the NYSE American, for an aggregate purchase price of approximately $18.1 million.

At the closing of the second tranche (the “Second Closing”), subject to satisfaction of certain closing conditions, including the Company’s stockholders’ voting in favor of the transaction, Innoviva will purchase 5,385,208 Shares and 2,692,604 Common Warrants for an aggregate purchase price of approximately $26.9 million.

The Second Closing is expected to close in the first quarter of 2022, subject to the satisfaction of certain closing conditions and approval from the Company’s stockholders.

The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $45.0 million, before deducting transaction expenses, and excluding proceeds (if any) received in connection with the exercise of any warrants.

As part of the First Closing, the Company entered into an amended and restated investor rights agreement (the “A&R IRA”), which amended and restated in its entirety that certain Investor Rights Agreement, dated February 12, 2020, as amended and restated as of January 26, 2021, by and among Innoviva, Innoviva, Inc. and the Company. Pursuant to the A&R IRA, for so long as Innoviva and its affiliates hold at least 12.5% of the outstanding shares of common stock of the Company on a fully-diluted basis, Innoviva and its affiliates shall have the right to designate two directors to the board of directors of the Company (the “Board”) and for so long as Innoviva and its affiliates hold at least 8%, but less than 12.5%, of the outstanding shares of common stock of the Company on a fully-diluted basis, Innoviva and its affiliates shall have the right to designate one director to the Board, subject to certain conditions and qualifications set forth in the A&R IRA. The A&R IRA also provides Innoviva and its affiliates with certain subscription rights in the event of any new issuances.

As part of the First Closing, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Innoviva. Pursuant to the Registration Rights Agreement, the Company must file a registration statement on Form S-1 or Form S-3 (the “Shelf Registration Statement”) covering the resale of the securities issued and sold pursuant to the Securities Purchase Agreement with the U.S. Securities and Exchange Commission (the “Commission”) on a continuous basis pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or if Rule 415 is not available for offers and sales of such securities, by such other means of distribution of such securities as Innoviva may reasonably specify. The Company must use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event (i) no later than the fifteenth (15th) day following the filing of the Shelf Registration Statement in the event of no “review” by the Commission, (ii) no later than the sixtieth (60th) day following the filing of the Shelf Registration Statement in the event of “limited review” by the Commission, or (iii) in the event of a “review” by the Commission, the one hundred and twentieth (120th) day following the filing of the Shelf Registration Statement, subject to certain exceptions.

The Company also entered into an amended and restated voting agreement with Innoviva and Innoviva, Inc. (the “Voting Agreement”), which amended and restated in its entirety that certain Voting Agreement dated January 26, 2021, as amended and restated as of October 28, 2021, pursuant to which Innoviva and its affiliates agreed not to vote or take any action by written consent with respect to shares of common stock of the Company held by Innoviva or any of its subsidiaries which represent, in the aggregate, more than 49.5% of the total number of shares of common stock voting with respect to certain matters (such shares, the “Excess Shares”) related to the election of directors to the Board, removal of directors from the Board or amendment of the bylaws of the Company to reduce the maximum number of directors or set the number of directors who may serve on the Board (“Board Matters”) presented at any meeting of the stockholders of the Company (or any adjournment or postponement thereof) or for their action by written consent, in each case, unless the Board authorizes Innoviva or its affiliates to vote such Excess Shares with respect to Board Matters.

The foregoing descriptions of the Securities Purchase Agreement, Common Warrants, the A&R IRA, the Registration Rights Agreement and the Voting Agreement and the transactions contemplated therein do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, form of the Common Warrants, the A&R IRA, the Registration Rights Agreement, and the Voting Agreement, copies of which are filed as Exhibit 10.1, 4.1, 10.2, 10.3, and 10.4 hereto, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of Innoviva in the Securities Purchase Agreement, the offering and sale of the Shares and Common Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act. The sales of the Shares and Common Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Shares and Common Warrants may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, Innoviva represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Shares and Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Common Warrants in violation of the U.S. federal securities laws.

Item 8.01	Other Events.

On February 9, 2022, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Warrant.

10.1	Securities Purchase Agreement, dated February 9, 2022, by and between the Company and Innoviva.

10.2	Second Amended and Restated Investors’ Rights Agreement, dated February 9, 2022, by and among the Company, Innoviva, Inc. and Innoviva.

10.3	Registration Rights Agreement, dated February 9, 2022, by and between the Company and Innoviva.

10.4	Amended and Restated Voting Agreement, dated February 9, 2022 by and between the Company, Innoviva, Inc. and Innoviva.

99.1	Press Release, dated February 9, 2022.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2022	Armata Pharmaceuticals, Inc.

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer